As filed with the Securities and Exchange Commission on March 5, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bioventus Inc.
(Exact name of registrant as specified in its charter)

Delaware	81-0980861
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
4721 Emperor Boulevard, Suite 100
Durham, North Carolina 27703
(Address of principal executive offices) (Zip code)
Bioventus Inc. 2021 Incentive Award Plan
Bioventus Inc. 2021 Employee Stock Purchase Plan
(Full title of the plans)

Robert E. Claypoole
President and Chief Executive Officer
Bioventus Inc.
4721 Emperor Boulevard, Suite 100
Durham, North Carolina 27703
(919) 474-6700
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
With copies to:
Lorna A. Knick, Esq.
Nicholas C. Massey, Esq.
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
Telephone: (919) 781-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☒

EXPLANATORY NOTE
Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,729,800 shares of Bioventus Inc.’s (the “Registrant”) Class A common stock to be issued pursuant to the Bioventus Inc. 2021 Incentive Award Plan (the “2021 Plan”) and an additional 670,977 shares of the Registrant’s Class A common stock to be issued pursuant to the Bioventus Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”) and for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective.
INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8
The contents of the Registration Statements on Form S-8 (File No. 333-252981, File No. 333-263496, File No. 333-271310, File No. 333-278100, and File No. 333-285698 ), filed with the Securities and Exchange Commission on February 11, 2021, March 11, 2022, April 18, 2023, March 20, 2024, and March 11, 2025, respectively, relating to the 2021 Plan and the 2021 ESPP, as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act of 1933, as amended, are incorporated herein by reference.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits

Exhibit no.	Description

4.1
Amended and Restated Certificate of Incorporation of Bioventus Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-37844) filed on February 17, 2021).

4.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Bioventus Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-37844) filed on June 17, 2024).

4.3	Second Amended and Restated Bylaws of Bioventus Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K (File No. 001-37844) filed on June 17, 2024).

5.1*	Opinion of Wyrick Robbins Yates & Ponton LLP.

23.1*	Consent of Grant Thornton, Independent Registered Public Accounting Firm.

23.2*	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	Bioventus Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q (File No 001-37844), filed on August 12, 2022).

99.2	Bioventus Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.44 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-252238), filed on February 4, 2021).

107.1*	Filing Fee Table.
* Filed herewith
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on March 5, 2026.

BIOVENTUS INC.

Date: March 5, 2026	By:	/s/ Robert E. Claypoole
Robert E. Claypoole President, Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert E. Claypoole and Mark L. Singleton, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Date	Title

/s/ Robert E. Claypoole	March 5, 2026	President, Chief Executive Officer and Director (Principal Executive Officer)
Robert E. Claypoole

/s/ Mark L. Singleton	March 5, 2026	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Mark L. Singleton

/s/ William A. Hawkins III	March 5, 2026	Chairman
William A. Hawkins III

/s/ John A. Bartholdson	March 5, 2026	Director
John A. Bartholdson

/s/ Patrick J. Beyer	March 5, 2026	Director
Patrick J. Beyer

/s/ Philip G. Cowdy	March 5, 2026	Director
Philip G. Cowdy

/s/ Ajay Dhankhar	March 5, 2026	Director
Ajay Dhankhar

/s/ Mary Kay Ladone	March 5, 2026	Director
Mary Kay Ladone

/s/ Michelle McMurry-Heath	March 5, 2026	Director
Michelle McMurry-Heath

/s/ Guido J. Neels	March 5, 2026	Director
Guido J. Neels

/s/ Guy P. Nohra	March 5, 2026	Director
Guy P. Nohra

/s/ Susan M. Stalnecker	March 5, 2026	Director
Susan M. Stalnecker

/s/ Martin P. Sutter	March 5, 2026	Director
Martin P. Sutter